EMPIRE STATE MUNICIPAL EXEMPT TRUST

                              GUARANTEED SERIES 155

                            REFERENCE TRUST AGREEMENT


         This Reference Trust Agreement dated November 16, 2000 among Glickenhaus & Co. and Lebenthal & Co., Inc., as Depositors, The Bank of New York, as Trustee and Interactive Data Corporation, as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Empire State Municipal Exempt Trust, Guaranteed Series 66 (and Subsequent Series), Trust Indenture and Agreement" dated December 18, 1990 as amended in part by this Reference Trust Agreement (herein as amended or supplemented called the "Indenture"). This Reference Trust Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositors, the Trustee, and the Evaluator agree as follows:


                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that for all purposes of this Empire State Municipal Exempt Trust, Guaranteed Series 154, and all subsequent Series, the following sections of the Indenture are amended as follows:

         (a) Section 1.1(8) is hereby amended in its entirety to read as follows:

             "(8) "Evaluation Time" shall mean 12:00 p.m. New York Time on the Business Day prior to the Date of Deposit and 2:00 p.m. New York Time thereafter."

         (b) Section 1.1(9) is hereby amended by deleting the words "Standard and Poor's Corporation" therein and substituting the words "Interactive Data Corporation" in place thereof.


295222.1

         (c) Section 3.1 is hereby amended by revising it in its entirety to read as follows:

             "Section 3.1. Initial Cost. Subject to reimbursement by Unitholders to the Depositors of the estimated per-Unit amount set forth in the Prospectus, the cost of organizing the Trust and sale of the Trust Units shall be borne by the Depositors, provided, however, that the liability on the part of the Depositors under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.1. As used herein, the Depositors' reimbursable expenses of organizing the Trust and sale of the Trust Units shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses."


         (d) Section 3.1.1 is hereby added, to read as follows:

               Section 3.1.1 Update Costs. To the extent permitted by an opinion of independent counsel or in reliance to No-Action letters isssued by the staff of the Securities and Exchange Commission, the Turst shall bear the expenses associated with updateing the Trusts' regulation statements and maintaining registeration or qualifications of the Units and/or a Trust under Federal or state securiteis laws subsequent to initial registration. Such expenses shall include legal fees, accounting fees, typesetting fees, electronic filing expenses and regulatory filing fees. However, all direct distribution expenses of the Trusts (incuding the costs of maintaining the secondary market for the Trusts), such as printing and distributing prospectuses, and preparing, printing and distributing any advertisements or sales literature will be paid at no cost to the Trusts. Any payments received by the Depositor reimbursing it for payments made to update Trusts' registration statements will not exceed the costs incurred by the Depositors. The Trusts shall further incur expenses associated with all taxes and other governmental charges imposed upon the Bonds or any part of a Trust (no such taxes or charges are bieng levied or made or, to the knowledge of the Depositor, contemplated). The above expenses, including the Trustee's fees, when paid by or owing to the Trustee, are secured by a lien on the Trust. In addition, the Trustee is empowered to sell Bonds in order to make funds available to pay all expenses."

         (e) Section 3.15 is hereby amended by revising it in its entirety to read as follows:

               "Section 3.15 Grantor Trust Status: The Trust is intended to be treated as a fixed investment (i.e., grantor) trust for income tax purposes, and its powers shall be limited in accordance with the restrictions imposed on such trusts by Treasury Regulations
               Section 301.7701-4(c) or similar or successor provisions of Treasury Regulations under the Internal Revenue Code of 1986, as amended ("Treas. Reg. $ 301.7701-4(c))". Nothing in this Indenture, or otherwise, shall be construed to give the Trustee the power to vary the investment of the Unitholders within the meaning of Treas. Reg. $ 301.7701-4(c), nor shall the Depositors give the Trustee any direction that would vary the investment of the Unitholders."


                                       -2-
295222.1

                                     Part II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

         (a) The interest-bearing obligations listed in the Prospectus related to Empire State Municipal Exempt Trust, Guaranteed Series 155 have been deposited in trust under this Indenture (See "Portfolio" in Part A of the Prospectus which for purposes of this Indenture is the Schedule of Securities or Schedule A).

         (b) For the purposes of the definition of the Unit in item (28) of
Section 1.1, the fractional undivided interest in and ownership of the Trust is 5,000.

         (c) The fiscal year for the Trust shall end on July 31 of each year.

         (d) All Certificateholders of record on December 15, 2000 (the "First Monthly Record Date") who have selected the monthly distribution plan, will receive a distribution to be made on or shortly after January 1, 2001 (the "First Distribution Date"), and thereafter distributions will be made monthly. The first semi-annual distribution will be made on or shortly after June 1, 2001 to all Certificateholders of record on May 15, 2001 who have selected the semi-annual distribution plan, and thereafter distributions will be made semi-annually.

         (e) The First Settlement Date shall mean November 21, 2000.

         (f) The number of Units referred to in Section 2.3 is 5,000.

         (g) For the purposes of Section 4.3, the Evaluator shall receive for each evaluation of the Bonds in the Trust $.55 per Bond for each valuation.

         (h) For purposes of Section 6.4, the Trustee shall be paid per annum $1.10 per $1,000 principal amount of Bonds for that portion of the Trust under the monthly distribution plan and $.70 per $1,000 principal amount of Bonds for that portion of the Trust under the semi-annual distribution plan.

         (i) For purposes of Section 8.6, the Depositors' maximum annual fee is hereby specified to be $.25 per $1,000 principal amount of Bonds in the Trust.

         (j) For purposes of Section 9.2, the Mandatory Termination Date for the Trust is February 1, 2039.


                                       -3-
295222.1

         (k) For purposes of this Series of Empire State Municipal Exempt Trust, the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series as set forth above.

         (l) For purposes of this Series of Empire State Municipal Exempt Trust, the execution date of this Indenture shall be the date first written above.

         IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                         [Signatures on separate pages]


                                       -4-
295222.1

                                      GLICKENHAUS & CO.



                                      By   /s/ Michael Lynch
                                           ----------------------------
                                           Attorney-in-Fact
                                           for each of the
                                           General Partners


STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


     I, Michael R. Rosella, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Michael Lynch, personally known to me to be the same whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as Attorney-in-Fact for each of the General Partners, and as the free and voluntary act of said GLICKENHAUS & CO., for the uses and purposes therein set forth.

     GIVEN, under my hand and notarial seal this 15th day of November, 2000.


                                                /s/ Michael R. Rosella
                                                ---------------------------
                                                Notary Public


[SEAL]


              MICHAEL R. ROSELLA
      Notary Public, State of New York
            No. 31-5016879
        Qualified in Bronx County
    Commission Expires September 26, 2001




313665.1

                                      Lebenthal & Co., Inc.



                                      By:  /s/ James E. McGrath
                                           ---------------------------
                                              Authorized Officer

ATTEST:



By:  /s/ D. Warren Kaufman
     ----------------------------
     Secretary

[CORPORATE SEAL]






STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


     I, Michael R. Rosella, a Notary Public in and for the said County in the State aforesaid, do hereby certify that James E. McGrath and D. Warren Kaufman personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be the Authorized Officer and Secretary, respectively, of LEBENTHAL & CO., INC., appeared before me this day in person, and acknowledged that they signed, sealed with the corporate seal of LEBENTHAL & CO., INC., and delivered the said instrument as their free and voluntary act as such Authorized Officer and Secretary, respectively, and as the free and voluntary act of said LEBENTHAL & CO., INC., for the uses and purposes therein set forth.

     GIVEN, under my hand and notarial seal this 15th day of November, 2000.


                                                /s/ Michael R. Rosella
                                                --------------------------
                                                Notary Public

[SEAL]

              MICHAEL R. ROSELLA
      Notary Public, State of New York
            No. 31-5016879
        Qualified in Bronx County
    Commission Expires September 26, 2001







313665.1

                                      THE BANK OF NEW YORK, Trustee



                                      By:  /s/ Thomas Centrone
                                           --------------------------
                                           Vice President

ATTEST:


By:  /s/ Brian Aarons
--------------------------


(CORPORATE SEAL)


STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


     I, Emanual Lytle Jr., a Notary Public in and for the said County in the State aforesaid, do hereby certify that Thomas Centrone and Brian Aarons, personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Vice President, respectively, of The Bank of New York, appeared before me this day in person, and acknowledge that they signed, sealed with the corporate seal of The Bank of New York and delivered the said instrument as their free and voluntary act as such Vice President and Vice President, respectively, and as the free and voluntary act of said The Bank of New York for the uses and purposes therein set forth.

     GIVEN, under my hand and notarial seal this 1st day of September, 2000.



                                             /s/ Emanual Lytle Jr.
                                             --------------------------
                                             Notary Public


[SEAL]

My commission expires: April 30, 2001


313665.1

                                      INTERACTIVE DATA CORPORATION, Evaluator


                                      By:  /s/ Art Brasch
                                           -----------------------------
                                           Vice President



[Seal]

ATTEST:


By: /s/ Alfred Turello
    ----------------------------